DEED OF TRUST
Between

Mr. Hung, Moon Cheung (I.C. Nol240740(9) )of Rua Cinco de Outubro, n° 150, r/c Macau (hereinafter referred to as “the Trustee” which expression shall where the context so permits include his successors in title personal representatives and permitted assigns);

And

Sino Agro Food, Inc. (of Corporation number C3048/1974) of Room 3711, China Shine Plaza, No. 9, Lin He Xi Road, Tianhe District, GuangZhou 510610.(hereinafter referred to as the Beneficiary where the context so permits and shall include their successors in title permitted assign and personal representatives.

WHEREAS

1.
The Trustee is the registered Shareholder of Two thousand Five Hundred (2,500) units of Shares of Macau$l.00 each in each of the company (listed in Table A hereof); and Three thousand units of shares of Macau$1.00 each in the Company (listed in Table (B) hereof), (hereinafter referred to as “the said Shares” collectively) which represent an approximate sum of Ten (10%) percent of the issued and paid up capital in each of the aforesaid companies.

Table (A) Name of company	Registration #	Paid up Capital	Shareholder’s equity %
		In Macau $	Trustee
Hang Yu Tai Investment Limited	25487 SO	25,000.00	10%
A Power Agro Agriculture Development (Macau) Limited	29629 SO	25,000.00	10%

Table (B)
Name of company	Registration #	Paid up Capital	Shareholder’s equity %
		In Macau $	Trustee
Macau Eiji Company Limited	22347 SO	30,000.00	10%

(Herein after the companies referred to in Table (A) and (B) collectively is called “PPSB” which expression shall where the context so permits include its successors and assigns).

2.
The consideration for the issue or purchase of the said Shares of RM1.00 each which represent an approximate sum of Ten (10%) percent of the issued and paid up capital of each of the aforesaid companies (hereinafter referred to as the “Trust Shares”) was fully paid out of monies provided to the Trustee by the Beneficiary, as the Trustee hereby acknowledges, and in consideration thereof received by the Trustee, the Trustee covenants to hold the said Trust Shares in trust for the Beneficiary upon the trusts and the terms and conditions hereinafter declared. The Particulars of the Trust Shares are as follows:-

10% = M$2500 = 2500 units of shares in Hang Yu Tai Investment Limited
10%= M$2500 = 2500 units of shares in A Power Agro Agriculture Development (Macau) Limited
10% = M$3000 = 3000 units of shares in Macau Eiji Company Limited

NOW THIS DEED WITNESSETH AS FOLLOWS:-

1.
The Trustee hereby acknowledges and declares that the Beneficiary are the sole beneficial owner of the said Trust Shares and all dividends, interest, bonuses (whether in the form of moneys or shares or otherwise) and any other sums rights and interest accrued or to accrue upon the same or any of them upon trust for the Beneficiary absolutely and the Trustee further agrees to transfer pay and deal with the said Trust Shares, dividends, interest, bonuses and any other sums right and interest and exercise all rights and privileges in relation to the said Trust Shares in such manner as the Beneficiary shall at any time and from time to time direct.

2.
The Trustee shall on the instructions of the Beneficiary attend all meetings of Shareholders or otherwise which the Trustee shall be entitled to attend by virtue of being the registered holder of the said Trust Shares or any of them and shall vote at every such meeting fully in accordance with the instructions of the Beneficiary. At the sole discretion and on the instructions of the Beneficiary the Trustee shall if so required by the Beneficiary execute all proxies or other documents which shall be necessary or proper to enable the Beneficiary and/or any person or person nominated by the Beneficiary to vote at any such meeting in the place of the Trustee and the Trustee shall consult and take instructions from the Beneficiary on and prior to all decisions to be taken by the Trustee by virtue of the Trustee being the registered holder of the said Trust Shares or any of them.

3.
All the said Trust Shares are duly transferred at the request of the Beneficiary out of the Trustee’s name as registered holder thereof and the trusts pertaining thereto being duly performed and satisfied, the obligations of the Trustee hereunder shall cease but without prejudice to any claims by the Beneficiary for any antecedent breach.

4.
The Trustee and the Beneficiary hereby mutually agree and covenant, that the contents of this Deed shall be confidential and shall not be disclosed to any third party(ies) unless such disclosure is required by law or any competent and relevant authority or authorities and the party being so requested to disclose is under a legal obligation to do so.

5.
The Trustee agrees that so long as he holds the said Trust Shares upon trust for the Beneficiary hereunder, the Beneficiary shall have and be given sole custody of the share certificates of the said Trust Shares and valid and registered-able memorandum of transfers in respect thereof executed by the Trustee in favour of the Beneficiary or his nominee or nominees.

6.	Each party hereto shall execute and do all such acts documents and things as may be necessary to give full effect to all the provisions of this Trust Deed.

7.
The Trustee hereby confirms and agrees to forthwith do and execute any documents for the transfer and conveyance of the said Trust Shares and all rights whatsoever as aforesaid derived therefrom and/or any other securities relating thereto in such manner as the Beneficiary may direct the Trustee.

8.
The Trustee hereby further declares that he shall hold all monies derived from a sale of the said shares on trust for the Beneficiary and shall make payment of all such monies to such person or persons as the Beneficiary may direct.

9.
The Trustee hereby confirms and agrees that he shall so long as he holds the said Trust Shares and/or the rights as aforesaid and/or any securities relating thereto vote act and exercise all his rights power and obligations in PPSB and/or any other company in respect of the said Trust Shares and/or any other securities in accordance with the instructions of the Beneficiary.

10.
The Trustee hereby further declares that he shall hold all such other shares and/or securities as he may be offered in exchange for the said Trust Shares on trust for the Beneficiary provided that the Beneficiary shall have prior directed the Trustee to accept such other shares and/or securities in exchange for the said Trust Shares and the terms of the trusts herein declares shall be binding on all such other shares and/or securities as if the same were an accretion to the said Trust Shares or a substitution thereof.

11.	The power to appoint a new trustee hereof is vested in the Beneficiary during his lifetime.

12.
The expression “the Trustee” shall include his heirs, personal representatives, executors, trustees and successors-in-title and the trusts herein declares shall be binding on all or any of such aforesaid persons.

13.	The expression “the Beneficiary” shall include his heirs, personal representatives, executors, trustees, successors-in-title and assigns.

14.	Words importing the masculine gender shall include the feminine and neuter genders and words importing the singular shall include the plural and vice versa.

IN WITNESS WHEREOF the Trustee and the Beneficiary have hereunto set their hands the day year first above written.

SIGNED, SEALED and DELEVERED	)
by the Trustee	)
in the presence of:-)
)
)
)

20th December 2007

SIGNED, SEALED and DELIVERED
by the Beneficiaries
in the presence of:-
For and on behalf of
Sino Agro Food, Inc.
/s/ Lee Solomon Yip Kun
Authorised Signature

20th December 2007